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                                  EXHIBIT 24.1


                        CONSENT OF DELOITTE & TOUCHE LLP

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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of EPL Technologies, Inc. on Form S-8 of our report dated March 28, 1997, appearing in the Annual Report on Form 10-K of EPL Technologies, Inc., for the year ended December 31, 1996.




DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
December 11, 1997